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Exhibit 99.1

For Immediate Release July 16, 2003	Media Contact: Bo Piela 617-252-7785	Investor Contact: Sally Curley 617-591-7140

Genzyme Corp. Reports Financial Results for Second Quarter of 2003

Genzyme General Reports 30 Percent Revenue Growth

        CAMBRIDGE, MA—Genzyme Corp. (Nasdaq: GENZ) today reported financial results for the second quarter of 2003 for each of its three former tracking-stock divisions and for the corporation. Genzyme eliminated its tracking-stock structure on July 1, 2003. Going forward, it will report only one set of financial results, reflecting the performance of the corporation.

Results for Genzyme General

        Genzyme General's revenues were $347.7 million for the second quarter, up 30 percent compared to revenues of $267.2 million for the second quarter of last year.

        Net income allocated to Genzyme General stock was $70.8 million, or $0.32 per diluted share, up 43 percent compared with net income of $49.6 million, or $0.23 per diluted share, for the same quarter a year ago. Amortization this quarter amounted to $9.9 million, or $0.03 per diluted share. Special items included a pre-tax charge of $3.6 million, or $0.01 per diluted share, for an impaired equity investment, and a net allocated tax benefit of $4.0 million, or $0.02 per diluted share, from a loss on the sale of Genzyme Biosurgery's cardiothoracic devices business to Teleflex Inc.

        Excluding amortization and special items, net income allocated to Genzyme General stock for the second quarter increased 39 percent to $75.3 million, or $0.34 per diluted share, compared to $54.1 million, or $0.25 per diluted share, for the second quarter of last year.

        The effective net tax rate allocated to Genzyme General stock in the second quarter was 23 percent. Excluding amortization and special items, the tax rate was 29 percent, reflecting lower tax benefits from Genzyme Biosurgery and Genzyme Molecular Oncology, and higher pre-tax income, which together increase the tax rate.

        Results for the quarter were driven principally by strong product sales. In addition, fluctuations in foreign exchange rates had a positive impact of approximately 3 percent on revenue. Fluctuations in foreign exchange also affect operating expenses and the cost of goods sold. The net effect of foreign exchange on operating profit was negligible for the quarter.

        Sales of Renagel® (sevelamer hydrochloride) phosphate binder for patients with end-stage renal disease on hemodialysis were $66.0 million, up 67 percent compared to second-quarter sales last year of $39.5 million. Included in this quarter's total is approximately $3.0 million in sales of bulk sevelamer to Chugai Pharmaceutical Co. Ltd. Chugai and its partner Kirin Brewery Co. Ltd. are commercializing Renagel in Japan, where the product was launched in June. Genzyme also will receive royalties on product sales.

        Genzyme expects that forthcoming National Kidney Foundation K/DOQI clinical practice guidelines on bone disease and metabolism will be published in a supplemental October issue of the American Journal of Kidney Diseases, available in September. The guidelines are expected to set more aggressive therapeutic goals for physicians and designate a broader set of patients for whom calcium-based phosphate binders are not appropriate. Renagel is a calcium-free, metal-free phosphate binder, and Genzyme anticipates that implementation of the guidelines over time will increase Renagel adoption.

        Sales of Fabrazyme® (agalsidase beta) enzyme replacement therapy for Fabry disease were $15.4 million for the quarter, up 157 percent from sales of $6.0 million in the second quarter a year ago. On April 24, the Food and Drug Administration granted marketing approval for Fabrazyme in the United States, where the product also received Orphan Drug designation. The U.S. launch of Fabrazyme has gotten off to a strong start, with a substantial number of patients moving through the process to initiate therapy. In addition, Genzyme continues to make good progress in accruing new patients in markets outside the United States, which accounted for approximately $15 million in Fabrazyme sales for the quarter. In Japan, the marketing approval of Fabrazyme is expected during the second half of this year.

        Sales of Aldurazyme® (laronidase) enzyme replacement therapy for patients with MPS I, were $1.1 million. Genzyme is commercializing Aldurazyme under a joint venture with BioMarin Pharmaceutical Inc. and, therefore, Aldurazyme sales are not included as part of Genzyme General's total revenues. The companies received marketing approval for Aldurazyme in the United States on April 30 and in Europe on June 11 and launched the product late in the quarter in both markets. Launch activities have started successfully in both markets, driving early patient access to Aldurazyme.

        Sales of Cerezyme® (imiglucerase for injection) enzyme replacement therapy for patients with Type 1 Gaucher disease were $184.7 million, up 19 percent from sales of $154.7 million for the second quarter of last year. Genzyme now anticipates that Cerezyme revenues could approach $700 million this year, driven by continued new patient growth. In June, the European Committee for Proprietary Medicinal Products (CPMP) issued a positive opinion on expanding the indication for Cerezyme to include the non-neurological aspects of Type 3 Gaucher disease, the chronic neuronopathic form of the disease. The positive CPMP opinion is the final step before formal approval of the label expansion by the European Commission, which is expected within the next few months. The European Commission generally follows the advice of the CPMP, but is not required to do so.

        Sales of diagnostic products and services were $47.9 million, an increase of 11 percent compared to sales of $43.1 million in the second quarter last year.

        Revenues from other products—including Thyrogen® (thyrotropin alfa for injection), WelChol® (colesevelam hydrochloride) and pharmaceutical intermediates—were $33.6 million in the second quarter, up 41 percent compared to revenues of $23.9 million in the same period a year ago.

        During the quarter, Genzyme submitted a marketing application in Japan for Biogen's AVONEX® (Interferon beta-1a). Genzyme will commercialize the product in Japan and anticipates that the Ministry of Health, Labor and Welfare will act on the submission approximately one year from the filing date.

        Also during the quarter, Genzyme began patient enrollment in a pivotal clinical trial evaluating the use of its Myozyme™ recombinant human alpha-Glucosidase for Pompe disease and is forming a joint venture with Dyax Corp. to develop DX-88 for the treatment of hereditary angioedema.

Results for Genzyme Biosurgery

        Revenues for Genzyme Biosurgery in the second quarter were $68.8 million, up 9 percent from revenues of $62.9 million for the same period a year ago. Sales of Synvisc® (Hylan G-F 20) were $29.6 million, an increase of 15 percent compared to sales of $25.7 million in the second quarter a year ago. Sales of the Sepra™ family of products increased to $11.4 million, up 21 percent from $9.4 million in the second quarter last year.

        The net loss allocated to Biosurgery stock was $141.0 million, compared to a loss of $15.1 million in the second quarter last year. The net loss includes a charge of $102.8 million, reflecting an estimated impairment of goodwill for Genzyme's prior acquisition of Biomatrix Inc. It also includes a loss on the sale of the cardiothoracic devices business and other charges related to the disposition of this business totaling $38.8 million. Amortization amounted to $7.8 million. Excluding special items and amortization, the net loss allocated to Biosurgery stock was $3.2 million.

Results for Genzyme Molecular Oncology

        Revenues for Genzyme Molecular Oncology were $2.5 million in the second quarter, compared to $2.3 million in the second quarter last year. Research and development expenses were $4.1 million, down from $5.3 million in the second quarter of 2002.

        The net loss allocated to Molecular Oncology stock was $4.4 million, compared to a net loss of $6.2 million in the same period last year.

        At a meeting of the American Association for Cancer Research last week in Washington, D.C., Genzyme scientists reported encouraging pre-clinical data in the areas of immunotherapy, antigen discovery and antiangiogenesis in a series of presentations on Genzyme's cancer research programs.

Genzyme Corporation Consolidated Results

        Total revenues for Genzyme Corp. in the second quarter were $418.9 million, up 26 percent compared to revenues of $332.2 million in the second quarter last year.

        The corporation recorded a net loss of $74.5 million for the quarter, compared with net income of $28.3 million for the second quarter a year ago, primarily reflecting the previously noted special items allocated to the Genzyme Biosurgery and Genzyme General divisions. Excluding amortization and special items, Genzyme Corp.'s pre-tax profit was $98.1 million, compared to $54.7 million in the second quarter of 2002.

        Genzyme Corp. anticipates GAAP earnings for the third quarter of approximately $0.27-$0.29 per share, and earnings of $0.32-$0.34 per diluted share before special items and amortization. In the third quarter, shares outstanding will increase to approximately 224 million and the tax rate will increase to approximately 30 percent. For the year, Genzyme is narrowing the range for its EPS guidance. GAAP earnings are expected to be in the range of $1.15-$1.20, compared to previous guidance of $1.10-$1.20 per share. Before special items and amortization, earnings are now expected to be $1.30-$1.35 per diluted share, compared to previous guidance of $1.25-$1.35 per share.

        Genzyme Corp. ended the second quarter with approximately $1.3 billion in cash and marketable securities.

About Genzyme Corporation

        Genzyme Corporation is a global biotechnology company dedicated to making a major positive impact on the lives of people with serious diseases and medical conditions. This commitment has driven innovation in treating both widespread diseases and rare genetic conditions, in providing leading diagnostic products and services, in bringing the benefits of biotechnology to the practice of surgery, and in developing novel approaches to cancer. Genzyme's 5,300 employees worldwide serve patients in more than 80 countries.

Safe harbor statement

        This press release contains forward-looking statements, including statements about: the anticipated receipt of royalties on sales of Renagel in Japan; the anticipated content and publication of k/DOQI guidelines, including the expected timing of publication and impact on market adoption of Renagel; anticipated financial results for the third quarter of 2003 and the full year, including Cerezyme revenues and earnings per share; the anticipated drivers for Cerezyme sales; the potential receipt of approval of a label expansion for Cerezyme from the European Commission and the anticipated timing of approval; the anticipated receipt of marketing approval for Fabrazyme in Japan and the expected timing thereof; the potential receipt and timing of marketing approval for AVONEX in Japan and plans to commercialize AVONEX in Japan; and expectations concerning research and development programs. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: Genzyme's actual results of operations for 2003; the effectiveness of cost control initiatives; the ability to identify additional patients for Genzyme's products; the accuracy of Genzyme's expectations concerning Renagel wholesaler inventory levels, Renagel end-user growth, and the payer mix for Renagel; compliance levels with Renagel wholesaler inventory management arrangements; the actual timing, content and impact of the publication of K/DOQI guidelines; the ability to improve patient compliance and optimize dosing of Renagel; the ability to increase sales, market penetration and profit margins for Synvisc; the timing and content of submissions to and decisions made by regulatory authorities concerning Cerezyme, Fabrazyme, AVONEX and other products and facilities; the impact, if any, of war and terrorist activities on the operations and activities of Genzyme and third parties, including regulatory authorities; the ability to manufacture sufficient quantities of products for development and commercialization activities and to do so in a timely and cost efficient manner; the scope, validity and enforceability of patents and other proprietary rights held by third parties and the actual impact of such patents and other rights, if any, on our ability to commercialize products; the ability to obtain and maintain agreements with sublicensees, distributors and operators of fill/finish facilities; the continued operation and funding of our collaborations; the results of preclinical and clinical studies; the availability and extent of reimbursement from third-party payers for products and services; the outcome of pending litigation and other proceedings and the associated costs in terms of management time and out-of-pocket expenses; the accuracy of Genzyme's information concerning the markets for its products and services, including growth projections, and the competitive environment; foreign exchange rates for the remainder of the year; and all of the risks and uncertainties described in reports filed by Genzyme with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation Exhibit 99.2 to Genzyme's 2002 Annual Report on Form 10-K, as amended. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and we undertake no obligation to update or revise the statements.

        Genzyme®, Cerezyme®, Fabrazyme®, Renagel®, Thryogen® and Synvisc® are registered trademarks and Myozyme™ and Sepra™ are trademarks of Genzyme Corporation. Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC. WelChol® is a registered trademark of Sankyo Pharma Inc. All rights reserved.

Conference call information

        There will be a conference call today at 11:00 a.m. ET to discuss Genzyme Corporation's second quarter financial results. If you would like to participate in the call, please dial 719-457-2642. A replay of this call will be available from 2:30 p.m. ET through midnight on July 23 by dialing 719-457-0820. Please refer to reservation number 474528. This call will also be webcast live at http://www.genzyme.com/corp/investors/events_home.asp

Upcoming Events

        Genzyme Corp. will report third-quarter 2003 financial results on October 15. If you would like to participate in the call, please dial 719-457-2642 at 11:00 a.m. ET. No passcode is necessary. Please refer to www.genzyme.com one week prior to the financial reporting date for any updates to this information. This call will also be webcast live at http://www.genzyme.com/corp/investors/events_home.asp

GENZYME GENERAL (A Division of Genzyme Corporation)

Combined Statements of Operations

(Unaudited, amounts in thousands, except per share amounts)

	Six Months Ended June 30,		Three Months Ended June 30,
	2003	2002	2003	2002
Total revenues	$347,663	$267,168	$661,708	$509,315

Operating costs and expenses:
Cost of products and services sold	91,674	63,619	174,714	123,084
Selling, general and administrative	95,203	80,519	180,449	156,909
Research and development	58,834	56,477	115,163	120,313
Amortization of intangibles	9,873	9,723	19,609	19,441

Total operating costs and expenses	255,584	210,338	489,935	419,747

Operating income	92,079	56,830	171,773	89,568

Other income (expenses):
Equity in net loss of unconsolidated affiliates	(4,804)	(3,948)	(8,998)	(8,042)
Gain (loss) on investments in equity securities	(3,620)	343	(3,620)	509
Other	774	1,749	1,554	852
Investment income	12,058	12,079	23,339	25,031
Interest expense	(4,328)	(4,678)	(8,605)	(9,219)

Total other income (expenses)	80	5,545	3,670	9,131

Income before income taxes	92,159	62,375	175,443	98,699
Provision for income taxes	(29,378)	(17,964)	(54,869)	(29,979)

Division net income	62,781	44,411	120,574	68,720
Allocated tax benefits(1)	8,055	5,229	12,140	11,658

Net income allocated to Genzyme General Stock	$70,836	$49,640	$132,714	$80,378

Net income per share of Genzyme General Stock:
Basic	$0.33	$0.23	$0.62	$0.38

Diluted(2)	$0.32	$0.23	$0.60	$0.36

Weighted average shares outstanding:
Basic	216,313	213,917	215,702	213,624

Diluted(2)	222,867	219,634	221,650	220,349

(1)
Represents tax benefits allocated from Genzyme Biosurgery and Genzyme Molecular Oncology to Genzyme General.

(2)
Net income per share allocated to Genzyme General Stock on a diluted basis and weighted average shares-diluted for all periods presented includes the dilutive effect of options, stock purchase rights and warrants, but excludes the effect of the convertible subordinated debentures allocated to Genzyme General as the effect would be anti-dilutive in each period.

Condensed Combined Balance Sheets
(Unaudited, amounts in thousands)

	June 30, 2003	December 31, 2002
Cash and all marketable securities	$1,263,949	$1,149,145
Other current assets	673,076	633,501
Property, plant and equipment, net	841,175	749,840
Intangibles, net	925,890	933,360
Other assets	122,556	89,955

Total assets	$3,826,646	$3,555,801

Current liabilities	$284,563	$274,872
Noncurrent liabilities	676,602	695,045
Division equity	2,865,481	2,585,884

Total liabilities and division equity	$3,826,646	$3,555,801

GENZYME GENERAL

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
Quarter Ended June 30, 2003
(Amounts in thousands, except per share data)

	NON-GAAP Before Gains (Charges) & Amortization	Tracking Stock Tax Benefit for Genzyme Biosurgery Disposition of CT Business	Impaired Equity Investments	Amortization	GAAP As Reported
Pretax profit	$105,652	$—	$(3,620)	$(9,873)	$92,159
Provision for income taxes	(30,320)	4,032	1,332	3,633	(21,323)

Net income allocated to Genzyme General Stock	$75,332	$4,032	$(2,288)	$(6,240)	$70,836

Net income per share of Genzyme General Stock:
Basic	$0.35	$0.019	$(0.011)	$(0.029)	$0.33
Diluted	$0.34	$0.018	$(0.010)	$(0.028)	$0.32
Weighted average shares outstanding:
Basic	216,313	216,313	216,313	216,313	216,313
Diluted	222,867	222,867	222,867	222,867	222,867

Genzyme General (A Division of Genzyme Corporation)

Analyst Schedule

(Unaudited, amounts in thousands, except percentage and per share amounts)

	Q2-02	Q3-02	Q4-02	Q1-03	Q2-03	Q2-03 vs. Q2-02 % B/(W)	FY 2001	FY 2002	YTD 6/30/2003
Product and service revenue:
Cerezyme and Ceredase	$154,717	$157,471	$158,930	$167,187	$184,724	19%	$569,887	$619,184	$351,911
Renagel (including Sevelamer)	39,543	36,954	50,835	58,766	66,002	67%	176,921	156,864	124,768
Diagnostic Products and Services	43,111	43,241	45,399	47,698	47,933	11%	151,045	172,810	95,631
Other	27,805	34,335	42,033	39,843	48,215	73%	74,934	125,154	88,058

Total product and service revenue	265,176	272,001	297,197	313,494	346,874	31%	972,787	1,074,012	660,368
R&D revenue	1,992	822	850	551	789	(60%)	9,139	6,173	1,340

Total revenues	267,168	272,823	298,047	314,045	347,663	30%	981,926	1,080,185	661,708
Total product and service gross profit	201,557	206,504	219,960	230,454	255,200	27%	735,445	808,194	485,654
SG&A expense	80,519	86,221	80,553	85,246	95,203	(18%)	295,068	323,683	180,449
R&D expense	56,477	54,407	55,323	56,329	58,834	(4%)	187,502	230,043	115,163
Amortization of intangibles	9,723	9,814	9,743	9,736	9,873	(2%)	74,296	38,998	19,609
IPR&D	—	—	—	—	—		95,568	—	—
Charge for impaired assets	—	—	13,986	—	—	—	—	13,986	—
Operating profit	56,830	56,884	61,205	79,694	92,079	62%	92,150	207,657	171,773
Other income (expenses):
Equity in net loss of unconsolidated affiliates	(3,948)	(2,387)	(6,429)	(4,194)	(4,804)	(22%)	(34,365)	(16,858)	(8,998)
Gain (loss) on investments in equity securities	343	29	(15,035)	—	(3,620)	(1155%)	(25,996)	(14,497)	(3,620)
Minority interest	—	—	—	—	—		2,259	—	—
Other	1,749	(274)	(730)	780	774	(56%)	(2,117)	(152)	1,554
Investment income	12,079	12,430	11,483	11,281	12,058	(0%)	47,806	48,944	23,339
Interest expense	(4,678)	(4,258)	(4,370)	(4,277)	(4,328)	7%	(23,192)	(17,847)	(8,605)

Profit before income taxes	62,375	62,424	46,124	83,284	92,159	48%	56,545	207,247	175,443
Tax provision	(17,964)	(17,906)	(8,631)	(25,491)	(29,378)	(64%)	(52,666)	(56,516)	(54,869)

Division net income	44,411	44,518	37,493	57,793	62,781	41%	3,879	150,731	120,574
Cumulative effect of change in accounting for derivative financial instruments, net of tax (1)	—	—	—	—	—		4,167	—	—
Division net income before allocated tax benefits	44,411	44,518	37,493	57,793	62,781	41%	8,046	150,731	120,574
Allocated tax benefits	5,229	8,898	7,239	4,085	8,055	54%	36,497	27,795	12,140

Net income allocated to Genzyme General Stock	$49,640	$53,416	$44,732	$61,878	$70,836	43%	$44,543	$178,526	$132,714

Net income per share of Genzyme General Stock-diluted (2)	$0.23	$0.25	$0.20	$0.28	$0.32	39%	$0.21(3)	$0.81	$0.60

Weighted average shares outstanding-diluted (4)	219,634	217,541	219,313	220,432	222,867	1%	211,176	219,388	221,650

Notes:

(1)
On January 1, 2002, we adopted SFAS No. 133, "Accounting for Derviative Financial Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138. In accordance with the transition provisions of SFAS No. 133, Genzyme General recorded a cumulative adjustment of $4.1 million, net of tax, in its combined statements of operations for the year ended December 31, 2001 to recognize the fair value of warrants to purchase shares of GTC Biotherapeutics, Inc. (formerly Genzyme Transgenics Corporation) common stock held on January 1, 2001.
(2)
For all periods except 2001, includes the dilutive effect of options, stock purchase rights and warrants allocated to Genzyme General but excludes the dilutive effect of the convertible subordinated debentures allocated to Genzyme General because the effect in each period would be anti-dilutive.
(3)
In 2001, includes the dilutive effect of options, warrants and the convertible subordinated debentures and notes allocated to Genzyme General.
(4)
All weighted average shares data reflect the 2 for 1 split of Genzyme General Stock on June 1, 2001.

Genzyme General (A Division of Genzyme Corporation)

Analyst Schedule

(Unaudited, amounts in thousands, except percentage amounts)

	Q2-02	Q3-02	Q4-02	Q1-03	Q2-03	FY 2001	FY 2002	YTD 6/30/2003
Total revenues	$267,168	$272,823	$298,047	$314,045	$347,663	$981,926	$1,080,185	$661,708
As a % of total product and service revenue:
Cerezyme and Ceredase	58%	58%	54%	53%	53%	59%	58%	53%
Renagel	15%	13%	17%	19%	19%	18%	14%	19%
Diagnostic Products and Services	16%	16%	15%	15%	14%	15%	16%	15%
Other	11%	13%	14%	13%	14%	8%	12%	13%
Total product and service gross margin	76%	76%	74%	74%	74%	76%	75%	74%
SG&A expense as % of total revenue	30%	32%	27%	27%	27%	30%	30%	27%
R&D expense as % of total revenue	21%	20%	19%	18%	17%	19%	21%	17%
Operating profit as % of total revenue	21%	21%	21%	25%	26%	9%	19%	26%
Tax provision (benefit) as % of profit before tax	20%	14%	3%	26%	23%	29%	14%	24%
	Q2-02	Q3-2	Q4-02	Q1-03	Q2-03	FY 2001	FY 2002	YTD 6/30/03
Other selected financial data:
Cash and all marketable securities	$1,080,332	$1,121,022	$1,149,145	$1,205,571	$1,263,949	$1,041,500	$1,149,145	$1,263,949
Working capital	638,283	680,873	825,573	849,029	791,470	473,870	825,573	791,470
Property, plant & equipment, net	663,220	704,579	749,840	779,199	841,175	581,401	749,840	841,175
Goodwill and other intangible assets	963,248	954,051	933,360	923,640	925,890	981,468	933,360	925,890
Total assets	3,348,856	3,418,299	3,555,801	3,654,909	3,826,646	3,225,254	3,555,801	3,826,646
Long-term debt, convertible debentures and long-term capital leases	600,044	600,040	600,038	600,026	600,092	600,085	600,038	600,092
Division equity	2,431,852	2,491,892	2,585,884	2,680,030	2,865,481	2,280,352	2,585,884	2,865,481

GENZYME BIOSURGERY (A Division of Genzyme Corporation)

Combined Statements of Operations
(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Total revenues	$68,758	$62,863	$134,384	$116,234

Operating costs and expenses:
Cost of products and services sold	27,886	29,342	56,658	56,930
Selling, general and administrative	33,915	28,239	61,159	52,738
Research and development	14,947	12,984	28,886	24,856
Amortization of intangibles	7,768	7,863	15,537	15,742
Charge for impaired goodwill (1)	102,792	—	102,792	—
Charge for impaired asset (2)	2,898	—	2,898	—
Loss on sale of product line (3)	29,367	—	29,367	—

Total operating costs and expenses	219,573	78,428	297,297	150,266

Operating loss	(150,815)	(15,565)	(162,913)	(34,032)

Other income (expenses):
Other	(5)	78	(35)	111
Investment income	253	326	472	623
Interest expense	(1,987)	(2,361)	(4,180)	(4,606)

Total other income (expenses)	(1,739)	(1,957)	(3,743)	(3,872)

Division net loss before cumulative effect of change in accounting for goodwill	(152,554)	(17,522)	(166,656)	(37,904)
Cumulative effect of change in accounting for goodwill (4)	—	—	—	(98,270)

Division net loss (4)	(152,554)	(17,522)	(166,656)	(136,174)
Allocated tax benefit	11,597	2,442	14,005	4,890

Net loss allocated to Biosurgery Stock (4)	$(140,957)	$(15,080)	$(152,651)	$(131,284)

Net loss per share of Biosurgery Stock-basic and diluted:
Net loss per share before cumulative effect of change in accounting for goodwill	$(3.46)	$(0.38)	$(3.76)	$(0.83)
Per share cumulative effect of change in accounting for goodwill (4)	—	—	—	(2.48)

Net loss per share of Biosurgery Stock-basic and diluted (4)	$(3.46)	$(0.38)	$(3.76)	$(3.31)

Weighted average shares outstanding	40,681	39,637	40,630	39,600

(1)
Represents an estimated write off of the goodwill allocated to Genzyme Biosurgery's orthopaedics reporting unit in June 2003 in accordance with Statement of Financial Accounting Standards, or SFAS, No. 142, "Goodwill and Other Intangible Assets." This charge may be adjusted pending final valuation of the impairment assessment.

(2)
Represents the impairment charge recorded in June 2003 to write down the carrying value of Genzyme Biosurgery's cardiothoracic devices manufacturing facility in Fall River, Massachusetts to fair value.

(3)
Represents a loss on the sale of substantially all of the assets of Genzyme Biosurgery's cardiothoracic devices business to Teleflex Inc. in June 2003.

(4)
Effective January 1, 2002, in connection with the provisions of SFAS No. 142, Genzyme Biosurgery ceased amortizing goodwill. In connection with the adoption of SFAS No, 142, we tested the goodwill of Genzyme Biosurgery's cardiothoracic reporting unit for impairment and, as a result, reduced goodwill by recording a cumulative effect impairment charge of $98.3 million in our consolidated statements of operations and the combined statements of operations of Genzyme Biosurgery in March 2002.

Condensed Combined Balance Sheets
(Unaudited, amounts in thousands)

	June 30, 2003	December 31, 2002
Cash and all marketable securities	$26,949	$32,747
Other current assets	78,630	80,022
Property, plant and equipment, net	41,423	52,582
Intangibles, net	241,732	393,193
Other assets	3,277	2,248

Total assets	$392,011	$560,792

Current liabilities	$360,631	$360,636
Noncurrent liabilities	11,519	13,933
Division equity	19,861	186,223

Total liabilities and division equity	$392,011	$560,792

GENZYME BIOSURGERY

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

Quarter Ended June 30, 2003

(Amounts in thousands, except per share data)

		Disposition of CT Business
	NON-GAAP Before Gains (Charges) & Amortization
		Loss on Sale	Transaction Costs	Impairment of Long-Lived Assets	Impairment of Orthopaedics Goodwill	Amortization	GAAP As Reported
Income Statement Classification:
Cost of products and services sold	$(27,397)		$(489)				$(27,886)
Selling, general, and administrative	$(27,989)		$(5,926)				$(33,915)
Research and development	$(14,804)		$(143)				$(14,947)
Amortization	$—					$(7,768)	$(7,768)
Charge for impaired goodwill	$—				$(102,792)		$(102,792)
Charge for impaired asset	$—			$(2,898)			$(2,898)
Loss on sale of product line	$—	$(29,367)					$(29,367)

Summary:
Pretax loss	$(3,171)	$(29,367)	$(6,558)	$(2,898)	$(102,792)	$(7,768)	$(152,554)
Allocated tax benefit	—	9,188	—	—	—	2,409	11,597

Net loss allocated to Biosurgery Stock	$(3,171)	$(20,179)	$(6,558)	$(2,898)	$(102,792)	$(5,359)	$(140,957)

Net loss per share of Biosurgery Stock—Basic and Diluted	$(0.08)	$(0.496)	$(0.161)	$(0.071)	$(2.527)	$(0.132)	$(3.46)
Weighted average shares outstanding—Basic and Diluted	40,681	40,681	40,681	40,681	40,681	40,681	40,681

Genzyme Biosurgery (A Division of Genzyme Corporation)

Analyst Schedule

(Unaudited, amounts in thousands, except percentage and per share amounts)

	Q2-02	Q3-02	Q4-02	Q1-03	Q2-03	Q2-03 vs. Q2-02 % B/(W)	FY 2001	FY 2002	YTD 6/30/2003
Revenues:
Orthopaedics	$30,495	$31,700	$23,803	$32,851	$35,280	16%	$101,790	$110,173	$68,131
Biosurgical Specialties	12,635	14,160	12,027	13,763	13,850	10%	56,263	49,843	27,613
Cardiac Science	—	—	4	32	139		—	4	171
Cardiac Devices	19,733	19,201	22,954	18,980	19,489	(1%)	77,089	80,063	38,469

Total revenues	62,863	65,061	58,788	65,626	68,758	9%	235,142	240,083	134,384
Gross profit	33,521	36,917	33,590	36,854	40,872	22%	109,159	129,811	77,726
SG&A expense	28,239	27,547	26,665	27,244	33,915	(20%)	122,020	106,950	61,159
R&D expense	12,984	13,264	14,216	13,939	14,947	(15%)	47,159	52,336	28,886
Amortization of intangibles	7,863	7,769	7,769	7,769	7,768	1%	46,828	31,280	15,537
Purchase of in-process research and development (1)	—	1,879	—	—	—		1,879	—
Charge for impaired goodwill(2)	—	—	—	—	102,792		—	—	102,792
Charge for impaired assets(3)	—	8,958	—	—	2,898		—	8,958	2,898
Loss on sale of product line(4)	—	—	—	—	29,367		—	—	29,367

Operating loss	(15,565)	(22,500)	(15,060)	(12,098)	(150,815)	(869%)	(106,848)	(71,592)	(162,913)
Other income (expenses):
Equity in net loss of unconsolidated affiliate	—	—	—	—	—		(1,316)	—	—
Gain (loss) on sale of product line(5)	—	—	—	—	—		(24,999)	—	—
Other	78	40	41	(30)	(5)	(106%)	124	192	(35)
Investment income	326	320	360	219	253	(22%)	1,753	1,303	472
Interest expense	(2,361)	(2,324)	(2,295)	(2,193)	(1,987)	16%	(13,884)	(9,225)	(4,180)

Division net loss before cumulative effect of change in accounting for goodwill	(17,522)	(24,464)	(16,954)	(14,102)	(152,554)	(771%)	(145,170)	(79,322)	(166,656)
Cumulative effect of change in accounting for goodwill(6)	—	—	—	—	—		(98,270)	—

Division net loss	(17,522)	(24,464)	(16,954)	(14,102)	(152,554)	(771%)	(145,170)	(177,592)	(166,656)
Allocated tax benefit	2,442	2,408	2,408	2,408	11,597	375%	18,189	9,706	14,005

Net loss allocated to Biosurgery Stock	$(15,080)	$(22,056)	$(14,546)	$(11,694)	$(140,957)	(835%)	$(126,981)	$(167,886)	$(152,651)

Net loss per share of Biosurgery Stock-basic and diluted:
Net loss per share before cumulative effect of change in accounting for goodwill	$(0.38)	$(0.55)	$(0.36)	$(0.29)	$(3.46)	(811%)	$(3.34)	$(1.74)	$(3.76)
Per share cumulative effect of change in accounting for goodwill(6)	—	—	—	—	—		(2.46)	—

Net loss per share of Biosurgery Stock—basic and diluted	$(0.38)	$(0.55)	$(0.36)	$(0.29)	$(3.46)	(811%)	$(3.34)	$(4.20)	$(3.76)

Weighted average shares outstanding	39,637	40,179	40,479	40,578	40,681	3%	37,982	39,965	40,630

Notes:

(1)
In Q3-02, includes a charge for the purchase of in-process research and development of $(1,879)K related to our investment in Myosix SA.
(2)
In Q2-03, represents an estimated write off of the goodwill allocated to Genzyme Biosurgery's orthopaedics reporting unit in June 2003 in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." This charge may be adjusted pending final valuation of the impairment assessment.
(3)
Includes impairment charges of: $(8,958)K in Q3-02 to write down a bulk HA manufacturing facility in the United Kingdom and $(2,898)K in Q2-03 to write down the cardiothoracic devices manufacturing facility in Fall River, Massachusetts to fair value.
(4)
In Q2-03, represents a loss on the sale of substantially all of the assets of Genzyme Biosurgery's cardiothoracic devices business to Teleflex Inc. in June 2003.
(5)
In 2001, includes a loss of $(24,999)K related to the sale of Genzyme Biosurgery's Snowden-Pencer line of surgical instruments.
(6)
Effective January 1, 2002, in connection with the provisions of SFAS No. 142, Genzyme Biosurgery ceased amortizing goodwill. In connection with the adoption of SFAS No. 142, we tested the goodwill of Genzyme Biosurgery's cardiothoracic reporting unit for impairment and, as a result, reduced goodwill by recording a cumulative effect impairment charge of $98.3 million in our consolidated statements of operations and the combined statements of operations of Genzyme Biosurgery in March 2002.

Genzyme Biosurgery (A Division of Genzyme Corporation)

Analyst Schedule

(Unaudited, amounts in thousands, except percentage amounts)

	Q2-02	Q3-02	Q4-02	Q1-03	Q2-03	FY 2001	FY 2002	YTD 6/30/2003
Total revenues	$62,863	$65,061	$58,788	$65,626	$68,758	$235,142	$240,083	$134,384
Revenue by reporting segment as a % of total revenue:
Orthopaedics	49%	48%	41%	50%	51%	43%	46%	51%
Biosurgical Specialties	20%	22%	20%	21%	20%	24%	21%	20%
Cardiac Science	0%	0%	0%	0%	0%	0%	0%	0%
Cardiac Devices	31%	30%	39%	29%	29%	33%	33%	29%
Total gross margin	53%	57%	57%	56%	59%	46%	54%	58%
SG&A expense as % of total revenue	45%	42%	45%	42%	49%	52%	45%	46%
R&D expense as % of total revenue	21%	20%	24%	21%	22%	20%	22%	21%
Operating loss as % of total revenue	(25%)	(35%)	(26%)	(18%)	(219%)	(45%)	(30%)	(121%)
	Q2-02	Q3-02	Q4-02	Q1-03	Q2-03	FY 2001	FY 2002	YTD Q2-03
Other selected financial data:
Cash and all marketable securities	$27,168	$23,979	$32,747	$21,996	$26,949	$38,623	$32,747	$26,949
Working capital	31,307	16,889	(247,867)	(256,802)	(255,052)	64,121	(247,867)	(255,052)
Property, plant & equipment, net	52,343	52,758	52,582	51,825	41,423	53,794	52,582	41,423
Goodwill and other intangible assets	410,827	403,055	393,193	385,409	241,732	525,178	393,193	241,732
Total assets	574,206	562,770	560,792	541,563	392,011	704,671	560,792	392,011
Division equity	224,857	203,314	186,223	171,997	19,861	394,454	186,223	19,861

GENZYME MOLECULAR ONCOLOGY (A Division of Genzyme Corporation)

Combined Statements of Operations
(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Total revenues	$2,482	$2,346	$4,670	$4,768

Operating costs and expenses:
Cost of revenues	1,173	1,335	2,345	2,589
Selling, general and administrative	1,689	2,124	3,423	4,193
Research and development	4,126	5,323	8,317	10,621

Total operating costs and expenses	6,988	8,782	14,085	17,403

Operating loss	(4,506)	(6,436)	(9,415)	(12,635)

Other income (expenses):
Interest income	117	219	231	407
Interest expense	(20)	(20)	(40)	(40)

Total other income (expenses)	97	199	191	367

Division net loss and net loss allocated to
Molecular Oncology Stock	$(4,409)	$(6,237)	$(9,224)	$(12,268)

Net loss per share of Molecular Oncology Stock—basic and diluted	$(0.26)	$(0.37)	$(0.54)	$(0.73)

Weighted average shares outstanding	16,978	16,801	16,958	16,782

Condensed Combined Balance Sheets
(Unaudited, amounts in thousands)

	June 30, 2003	December 31, 2002
Cash and all marketable securities	$825	$13,112
Other current assets	774	843
Equipment, net	11	26

Total assets	$1,610	$13,981

Current liabilities	$7,266	$10,427
Division equity (deficit)	(5,656)	3,554

Total liabilities and division equity (deficit)	$1,610	$13,981

GENZYME CORPORATION

Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Total revenues	$418,903	$332,192	$800,762	$630,132

Operating costs and expenses:
Cost of products and services sold	119,560	92,961	231,372	180,133
Selling, general and administrative	130,807	110,882	245,031	213,840
Research and development	79,080	75,934	154,711	158,075
Amortization of intangibles	17,641	17,586	35,146	35,183
Charge for impaired goodwill(1)	102,792	—	102,792	—
Charge for impaired asset(2)	2,898	—	2,898	—
Loss on sale of product line(3)	29,367	—	29,367	—

Total operating costs and expenses	482,145	297,363	801,317	587,231

Operating income (loss)	(63,242)	34,829	(555)	42,901

Other income (expenses):
Equity in net loss of unconsolidated affiliates	(4,804)	(3,948)	(8,998)	(8,042)
Gain (loss) on investments in equity securities	(3,620)	343	(3,620)	509
Other	769	1,827	1,519	963
Investment income	12,428	12,624	24,042	26,061
Interest expense	(6,335)	(7,059)	(12,825)	(13,865)

Total other income (expenses)	(1,562)	3,787	118	5,626

Income (loss) before income taxes	(64,804)	38,616	(437)	48,527
Provision for income taxes	(9,726)	(10,293)	(28,724)	(13,431)

Net income (loss) before cumulative effect of change in accounting for goodwill	(74,530)	28,323	(29,161)	35,096
Cumulative effect of change in accounting for goodwill(4)	—	—	—	(98,270)

Net income (loss)(4)	$(74,530)	$28,323	$(29,161)	$(63,174)

Net income (loss) per share:
Allocated to Genzyme General Stock:
Genzyme General division net income	$62,781	$44,411	$120,574	$68,720
Tax benefit allocated from Genzyme Biosurgery	6,398	2,994	8,720	7,293
Tax benefit allocated from Genzyme Molecular Oncology	1,657	2,235	3,420	4,365

Net income allocated to Genzyme General Stock	$70,836	$49,640	$132,714	$80,378

Net income per share of Genzyme General Stock:
Basic	$0.33	$0.23	$0.62	$0.38

Diluted(5)	$0.32	$0.23	$0.60	$0.36

Weighted average shares outstanding:
Basic	216,313	213,917	215,702	213,624

Diluted(5)	222,867	219,634	221,650	220,349

Allocated to Biosurgery Stock:
Division net loss before cumulative effect of change in accounting for goodwill	$(152,554)	$(17,522)	$(166,656)	$(37,904)
Cumulative effect of change in accounting for goodwill (4)		—		(98,270)

Genzyme Biosurgery division net loss	(152,554)	(17,522)	(166,656)	(136,174)
Allocated tax benefit	11,597	2,442	14,005	4,890

Net loss allocated to Biosurgery Stock(4)	$(140,957)	$(15,080)	$(152,651)	$(131,284)

Net loss per share of Biosurgery Stock—basic and diluted:
Net loss per share before cumulative effect of change in accounting for goodwill	$(3.46)	$(0.38)	$(3.76)	$(0.83)
Per share cumulative effect of change in accounting for goodwill (4)	—	—	—	(2.48)

Net loss per share of Biosurgery Stock — basic and diluted(4)	$(3.46)	$(0.38)	$(3.76)	$(3.31)

Weighted average shares outstanding	40,681	39,637	40,630	39,600

Net income (loss) per share (continued):
Allocated to Molecular Oncology Stock:
Net loss	$(4,409)	$(6,237)	$(9,224)	$(12,268)

Net loss per share of Molecular Oncology Stock-basic and diluted	$(0.26)	$(0.37)	$(0.54)	$(0.73)

Weighted average shares outstanding	16,978	16,801	16,958	16,782

(1)
Represents an estimated write off of the goodwill allocated to our orthopaedics reporting unit in June 2003 in accordance with Statement of Financial Accounting Standards, or SFAS, No. 142, "Goodwill and Other Intangible Assets." This charge may be adjusted pending final valuation of the impairment assessment.
(2)
Represents the impairment charge recorded in June 2003 to write down the carrying value of our cardiothoracic devices manufacturing facility in Fall River, Massachusetts to fair value.
(3)
Represents a loss on the sale of substantially all of the assets of our cardiothoracic devices business to Teleflex Inc. in June 2003.
(4)
Effective January 1, 2002, in connection with the provisions of SFAS No. 142, we ceased amortizing goodwill. In connection with the adoption of SFAS No. 142, we tested the goodwill of our cardiothoracic reporting unit for impairment and, as a result, reduced goodwill by recording a cumulative effect impairment charge of $98.3 million in our consolidated statements of operations and the combined statements of operations of Genzyme Biosurgery in March 2002.
(5)
Net income per share allocated to Genzyme General Stock on a diluted basis and weighted average shares-diluted for all periods presented includes the dilutive effect of options, stock purchase rights and warrants, but excludes the effect of the convertible subordinated debentures allocated to Genzyme General as the effect would be anti-dilutive in each period.

Condensed Combined Balance Sheets
(Unaudited, amounts in thousands)

	June 30, 2003	December 31, 2002
Cash and all marketable securities	$1,291,723	$1,195,004
Other current assets	719,678	676,231
Property, plant and equipment, net	882,609	802,448
Intangibles, net	1,167,622	1,326,553
Other assets	117,390	82,813

Total assets	$4,179,022	$4,083,049

Current liabilities	$618,427	$607,800
Noncurrent liabilities	752,329	777,402
Stockholders' equity	2,808,266	2,697,847

Total liabilities and stockholders' equity	$4,179,022	$4,083,049

QuickLinks

Genzyme Corp. Reports Financial Results for Second Quarter of 2003
Genzyme General Reports 30 Percent Revenue Growth
GENZYME GENERAL (A Division of Genzyme Corporation) Combined Statements of Operations (Unaudited, amounts in thousands, except per share amounts)
Condensed Combined Balance Sheets (Unaudited, amounts in thousands)
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
Genzyme General (A Division of Genzyme Corporation) Analyst Schedule (Unaudited, amounts in thousands, except percentage and per share amounts)
Analyst Schedule
Combined Statements of Operations
Condensed Combined Balance Sheets
GENZYME BIOSURGERY RECONCILIATION OF GAAP TO NON-GAAP EARNINGS Quarter Ended June 30, 2003 (Amounts in thousands, except per share data)
Analyst Schedule
Analyst Schedule
Combined Statements of Operations
Condensed Combined Balance Sheets
Consolidated Statements of Operations
Condensed Combined Balance Sheets (Unaudited, amounts in thousands)